Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Appointment of Robert H. Hartheimer to Board of Directors

SPOKANE, Wash.--(BUSINESS WIRE)--September 23, 2010--Sterling Financial Corporation (NASDAQ: STSA), (“Sterling”), the bank holding company of Sterling Savings Bank, has received regulatory approval for Robert H. Hartheimer to join the board of directors.

“Bob Hartheimer’s extensive leadership and regulatory expertise within the financial industry will be a tremendous asset for Sterling,” said Greg Seibly, president and chief executive officer of Sterling Financial Corporation. “With our capital raise behind us, we look forward to working closely with him as we begin to implement our strategic plans for growth.”

Hartheimer said, “I am pleased to be a part of the future of Sterling. The newly recapitalized Sterling presents a tremendous opportunity to continue to move forward as a major regional player in community banking across the Pacific Northwest.”

Hartheimer has more than 30 years of bank regulatory and financial market experience. A former FDIC division director, regulatory consultant and investment banker, Hartheimer is an expert in financial regulatory matters. He is president of Washington, D.C.-based Hartheimer LLC, which provides senior-level counsel to banks, investment firms and financial services companies. He was a managing director at Promontory Financial Group, a preeminent regulatory consulting firm. In 1991, Hartheimer joined the FDIC, where he and a small team created the Division of Resolutions to sell failed banks. He went on to serve as director of this division. Both before and after the FDIC, Hartheimer was an investment banker working with banks at Merrill Lynch, Smith Barney, and Friedman, Billings, Ramsey.

Hartheimer earned his bachelor’s degree from Hamilton College in Clinton, N.Y., and a master’s degree in business administration from the Wharton School of the University of Pennsylvania.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state-chartered and federally insured commercial bank. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2010, Sterling Financial Corporation had assets of $9.7 billion and operated more than 178 depository branches throughout Washington, Oregon, Idaho, Montana and California.

Sterling Savings Bank ranked “Highest Customer Satisfaction with Retail Banking in the Northwest Region” in the J.D. Power and Associates 2010 Retail Banking Satisfaction Study.℠ Sterling Savings Bank received the highest numerical score among retail banks in the Northwest region in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction Study℠. The study was based on 47,673 total responses measuring 6 providers in the Northwest Region (OR, WA) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions, including those relating to Sterling’s ability to maintain well-capitalized regulatory ratios under applicable guidelines and Sterling’s ability to become a premier community banking franchise in the Pacific Northwest and execute on its strategies, and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investors:
EVP/Chief Financial Officer
Daniel G. Byrne, 509-458-3711
or
EVP/Investor & Corporate Relations
David Brukardt, 509-863-5423
or
Media:
VP/Communications and Public Affairs Director
Cara Coon, 509-626-5348